                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT



IMSI (UK) Limited

IMSI Australia (PTY) Ltd.

IMSI Germany (GmbH)

IMSI South Africa Pty Ltd.

IMSI France

IMSI Sweden

IMSI Brazil




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